                                                                   Exhibit 23(1)



                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in: (1) the Registration Statement (Form S-3 No. 333-14463) of ShoLodge, Inc. and in the related Prospectus; (2) the Registration Statement (Form S-8 No. 33-52092) pertaining to the 1991 Stock Option Plan of ShoLodge, Inc.; (3) the Registration Statement (Form S-8 No. 333-29881) pertaining to the 1991 Stock Option Plan, as amended, of ShoLodge, Inc.; and (4) the Registration Statement (Form S-3 No. 33-77910) of ShoLodge, Inc. and in the related Prospectus, of our report dated March 22, 2002 (except for Note 18, as to which the date is January 31, 2003), with respect to the consolidated financial statements and schedule of ShoLodge, Inc. and subsidiaries included in this Annual Report, as amended, (Form 10-K/A) for the year ended December 30, 2001.



                                             /s/ Ernst & Young LLP

Nashville, Tennessee
April 8, 2003